UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 25, 2012

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Executive Vice President, Chief Operating Officer, and Employment Arrangement Between the Company and Daniel J. Morefield.

On September 25, 2012, pursuant to authorization by the Board of Directors (the “Board”) of Quality Systems, Inc. (the “Company”), Daniel J. Morefield began service as Executive Vice President, Chief Operating Officer of the Company. Prior to his appointment, Mr. Morefield, age 53, spent the past decade serving in various operational and technology leadership roles. Most recently, Mr. Morefield was president and chief executive officer at LEADS360, Inc., a lead management company. Previously, Mr. Morefield was chief operations officer at Experian Consumer Direct, a consumer credit report monitoring business and chief information officer at Overture Services, Inc., a paid search company. Mr. Morefield holds a Bachelor of Arts degree in management science (quantitative economics) from the University of California, San Diego.

In connection with the appointment, the Company and Mr. Morefield entered into an at-will employment arrangement (the “Employment Arrangement”). The Employment Arrangement is attached to this report as Exhibit 10.1, which exhibit is incorporated herein by reference. Under the terms of the Employment Arrangement, Mr. Morefield will report to the Chief Executive Officer of the Company and his compensation will consist of the following components:

•	A base salary at an annualized rate of $375,000.

•

An annual cash bonus opportunity of up to $187,500, subject to the terms and provisions of the Company’s current Fiscal Year 2013 Incentive Program and pro-rated for the number of months Mr. Morefield is employed during the 2013 fiscal year.

•

An immediate grant of 20,000 options to purchase the Company’s common shares at an exercise price equal to the closing price of the Company’s shares on Mr. Morefield’s first date of employment. The options will vest in equal, annual, 20% installments over a five-year period beginning one year following the grant date, and the options will have a term of eight years from the grant date. Mr. Morefield will also be eligible to receive up to 30,000 additional options under the equity bonus portion of the Company’s Fiscal Year 2013 Incentive Program.

•	Three weeks of accrued vacation time per year, which may be used in accordance with the Company’s current vacation policy.

•	Group insurance coverage and other employment benefits on the same terms as other employees of the Company.

Mr. Morefield is also required to acquire on the open market, and hold, shares of the Company’s stock in accordance with the Company’s Executive Stock Ownership Program in order to align his interests with the shareholders of the Company.

The Company intends to enter into an indemnification agreement with Mr. Morefield, which will be substantially consistent with the Company’s form of Second Amended and Restated Indemnification Agreement, filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 2, 2010, and incorporated herein by reference.

There are no relationships between Mr. Morefield and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. The Company has had no transactions, and has no transaction proposed, in which Mr. Morefield, or any member of his immediate family, has a direct or indirect material interest.

Item 7.01.	Regulation FD Disclosure.

A copy of the news release announcing the appointment of Mr. Morefield as Executive Vice President, Chief Operating Officer of the Company is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by this reference. This exhibit is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Arrangement between Quality Systems, Inc. and Daniel Morefield

Exhibit 99.1	Press release dated September 25, 2012 of Quality Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2012

QUALITY SYSTEMS, INC.

By:	/s/ James J. Sullivan
James J. Sullivan
Executive Vice President, General Counsel and Secretary

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

10.1	Employment Arrangement between Quality Systems, Inc. and Daniel Morefield

99.1	Press release dated September 25, 2012 of Quality Systems, Inc.